EXHIBIT 99.1

                                          ......................................
                                        Growing in the midstream sector of the
                                                          Natural Gas Indusrty
                                          ......................................
                                                          Trading Symbol:  GNRG

GATEWAY ENERGY CORPORATION


NEWS RELEASE

FOR IMMEDIATE RELEASE      Contact:  Brad Holmes, Investor Relations
                                     (713) 654-4009 or Chris
                                     Rasmussen, CFO
                                     (713) 336-0844

   Gateway Energy Corporation Announces that its Board of Directors has Formed a Special Committee to Consider Strategic Alternatives


Houston - (PR Newswire) - March 26, 2010 - Gateway  Energy  Corporation  (OTCBB:
GNRG) ("Gateway") today announced that its Board of Directors has unanimously approved the formation of a Special Committee to consider strategic alternatives. The Special Committee is composed of four independent directors and has been authorized to identify and evaluate various strategic alternatives to enhance stockholder value, including a potential merger or combination with another company, a potential joint venture, a potential sale of Gateway or its assets, or other transactions.

The Special Committee has commenced the process of engaging a financial advisor to assist the Special Committee and the Board in their consideration of strategic alternatives.

About Gateway Energy

Gateway Energy Corporation owns and operates natural gas gathering, transportation and distribution systems in Texas, Texas state waters and in federal waters of the Gulf of Mexico off the Texas and Louisiana coasts. Gateway gathers offshore wellhead natural gas production and liquid hydrocarbons from producers, and then aggregates this production for processing and transportation to other pipelines. Gateway also transports gas through its onshore systems for non-affiliated shippers and through its affiliated distribution system and makes sales of natural gas to end users.

Safe Harbor Statement

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking

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statements  are  not  guarantees  of  future  performance  or  events  and  such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or
circumstances   after  the  date  hereof  or  to  reflect  the   occurrence   of
unanticipated events.


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